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                                                                    EXHIBIT 99.1


            SENTIGEN ELECTS RONALD C. NEWBOLD, PHD AS EXECUTIVE VICE
                       PRESIDENT OF COMMERCIAL OPERATIONS


         PHILLIPSBURG, NJ - January 7, 2005 - The Board of Directors of Sentigen Holding Corp. (NasdaqSC: SGHL) has elected Ronald C. Newbold, PhD as Executive Vice President of Commercial Operations.

         Prior to joining Sentigen, Mr. Newbold had been employed by Merck & Company (NYSE: MRK) since 1991, most recently serving as Senior Director of Strategic Research Initiatives in Merck's External Scientific Affairs department. Over the past eight years, Mr. Newbold and his team handled the evaluation and negotiation of relationships in broad areas of platform technologies, covering the disciplines of chemistry and biology, automation and instrumentation investment, as well as, the area of molecular profiling that includes both genomics and proteomics technologies. Mr. Newbold was also involved in Merck's Infectious Diseases licensing activities, and supported Merck's acquisition activities in targeted situations.

         As Sentigen's Executive Vice President of Commercial Operations, Mr. Newbold will lead business development and strategic initiatives for Sentigen, including the continued development of the Tango(TM) Assay System and related orphan-GPCR discovery programs. Mr. Newbold brings a breadth of knowledge that complements Sentigen's existing strengths, and his hiring reflects Sentigen's commitment to expanding its discovery programs. The Tango Assay System employs the work of Dr. Richard Axel, a consultant to Sentigen and the 2004 Nobel Laureate in medicine.

         Mr. Newbold said, "This is a unique opportunity for me because of the potential of Sentigen's Tango Assay as an innovative system that could facilitate the discovery of novel drug targets for the development of safer and more effective therapies. I look forward to working closely with Joseph K. Pagano, Sentigen's Chairman, and the rest of our management team as we continue to employ Tango toward the potential discovery and development of novel therapeutics."

         Mr. Pagano, said, "We are pleased to have Ron join the Sentigen team. His unique experience and expertise will be invaluable in guiding us through the next stages of our orphan-GPCR discovery programs, including the evaluation of potential targets yielded by our Tango Assay System, and the evaluation of potential partnerships in the drug discovery arena."

         THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES SUCH STATEMENTS ARE REASONABLE, IT CAN MAKE NO ASSURANCE THAT SUCH STATEMENTS WILL PROVE TO BE CORRECT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS THAT MAY CAUSE RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE THE RISK FACTORS DISCUSSED IN THE COMPANY'S
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FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS MOST RECENT
ANNUAL REPORT ON FORM 10-K, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT CHARGE. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE RESULTS OF ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNEXPECTED RESULTS.

ABOUT SENTIGEN HOLDING CORP:
         Sentigen Holding Corp. (NasdaqSC: SGHL) conducts business through two wholly owned operating subsidiaries, Cell & Molecular Technologies, Inc. ("CMT"), and Sentigen Biosciences, Inc. ("Sentigen Biosciences," formerly Sentigen Corp.). CMT provides contract research and development services and manufactures specialty cell culture media, reagents and other research products for companies engaged in the drug discovery process. Sentigen Biosciences is primarily engaged in the development and commercialization of novel bioassay systems that elucidate the underlying biology of protein-protein interactions. Sentigen Biosciences is utilizing its Tango(TM) Assay System to address the functionalization of G protein-coupled receptors (GPCRs) for pharmaceutical drug discovery and development. Sentigen Biosciences has filed patent applications on its Assay System and expects to file additional patent applications on this technology in the future. For more information on our companies, please visit their respective websites: http://www.cmt-inc.net and http://www.sentigen.com.